Exhibit 99.1

Date:	February 2, 2021	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS FOURTH QUARTER 2020 AND
FULL YEAR RESULTS
•Q4 diluted EPS of $1.48; adjusted diluted EPS of $1.76
•Q4 net sales decreased 6% (organic -7%, Acquisitions +1%)
•Closed three accretive bolt-on acquisitions in the fourth quarter
•Full Year 2020 diluted EPS of $6.43; adjusted diluted EPS of $7.58
◦Includes restructuring and related investment ($0.43)
•Full Year 2020 free cash flow of $560 million
•FY21 diluted EPS expected range of $6.95-$7.35; adjusted diluted EPS of $8.10-$8.50
SHELTON, CT. (February 2, 2021) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter ended December 31, 2020.
"Hubbell's full year 2020 results demonstrate a strong year of operating performance and consistent execution," said Gerben Bakker, President and Chief Executive Officer. "Despite considerable end market and operational challenges resulting from the COVID-19 pandemic, the Company achieved full year adjusted operating margins that were down only ten basis points versus the prior year, as well as free cash flow generation of $560 million, reflecting 12% growth over 2019 levels. We accomplished this through a rigorous focus on productivity, as well as disciplined operating expense and working capital management. Hubbell's ongoing operational transformation and footprint optimization investments are producing sustainable savings which we expect to continue providing significant benefit to our shareholders and customers in the future."

Mr. Bakker continued, "In the fourth quarter, Utility facing markets remained resilient, with grid modernization and renewable energy trends driving ongoing strength in demand for T&D components and mid single digit growth in Power Systems. Aclara continued to be affected by regulatory delays on certain project deployments as a result of the COVID-19 pandemic, though we expect these headwinds to continue moderating into 2021 as the business returns to its prior growth trajectory. While Electrical volumes remained soft, order patterns steadily picked up exiting the fourth quarter, with strength in light industrial verticals and continued growth in residential markets driven by e-commerce and retail channels."
Mr. Bakker concluded, "Robust free cash flow generation allows the Company to pursue a balanced capital deployment strategy to drive shareholder returns. Bolt-on acquisitions are a critical component of Hubbell's strategy, and we are pleased to announce the acquisitions of Beckwith Electric and Armorcast Products to our portfolio. These businesses are strong strategic fits with the Hubbell Utility Solutions platform, adding to our capabilities in distribution controls and specialty enclosures. Together with our previously announced acquisition of AccelTex in October, the Company deployed $236 million to three accretive bolt-on acquisitions in the fourth quarter, bolstering our growth strategy while expanding our ability to serve customers with best in class, reliability, quality and efficiency."
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic growth", "Restructuring-related costs", "EBITDA", and certain "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on fourth quarter results in 2020 and 2019.
Electrical Solutions segment net sales in the fourth quarter of 2020 of $559 million decreased 10% from $618 million in the fourth quarter of 2019. Organic sales decreased 11% in the quarter while acquisitions added 1%. Electrical Solutions segment operating income in the fourth quarter was $49 million, or 8.8% of net sales, compared to $73 million, or 11.9% of net sales in the same period of 2019. Adjusted operating income was $55 million, or 9.9% of net sales, in the fourth quarter of 2020 as compared to $79 million, or 12.8% of net sales in the same period of the prior year. Decreases in adjusted operating income and adjusted operating margin were primarily due to lower volumes and the non-repeat of a discrete benefit in the prior year from tariff mitigation, partially offset by productivity from restructuring and footprint optimization initiatives, as well as lower operating expenses.
Utility Solutions segment net sales in the fourth quarter of 2020 decreased 1% to $479 million compared to $485 million reported in the fourth quarter of 2019. Organic sales declined 2% compared to the fourth quarter of 2019, while acquisitions added 1%. Power Systems sales increased 5% and Aclara sales declined 14%. Utility Solutions segment operating income in the fourth quarter was $71 million, or 14.7% of net sales, compared to $63 million, or 12.9% of net sales in the same period of 2019. Adjusted operating income was $84 million, or 17.5% of net sales, in the fourth quarter of 2020 as compared to $75 million, or 15.4% of net sales in the same period of the prior year. The increases in adjusted operating income and adjusted operating margin were primarily due to price realization in excess of material cost inflation, lower operating expenses and positive mix.
Adjusted fourth quarter 2020 results exclude two items: $0.27 of amortization of acquisition-related intangible assets as well as $0.01 due to pension settlement charges.
Net cash provided from operating activities was $192 million in the fourth quarter of 2020 versus $207 million in the comparable period of 2019. Free cash flow (defined as net cash provided by operating activities less capital expenditures) was $156 million in the fourth quarter of 2020 versus $185 million reported in the comparable period of 2019.

SUMMARY & OUTLOOK

Beginning in the first quarter of 2021, the Company will report results of its Gas Connectors and Accessories business as part of the Utility Solutions segment. This realigned operating structure better reflects Hubbell's comprehensive offerings of utility components and communications solutions across common electric, water and gas utility customers. Recast segment results reflecting the shift of this business from Electrical Solutions to Utility Solutions are included at the end of this press release.
For the full year 2021, Hubbell anticipates sales growth of 6-8%, comprised of 3-5% organic growth and approximately 3% growth from acquisitions. By end market, the Company expects growth of 2-4% in Utility T&D Components, 4-6% in Utility Communications and Controls, 3-5% in Industrial, 3-5% in Residential, and (2-4%) in Non-Residential.
Hubbell anticipates 2021 adjusted diluted earnings per share (“Adjusted EPS”) in the range of $8.10 to $8.50 and GAAP diluted earnings per share expectations in the range of $6.95 to $7.35. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.15 per share for the full year. The Company believes Adjusted EPS is a useful measure of underlying financial performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of 22-23% and include approximately $0.30 of anticipated restructuring and related investment. The ranges also incorporate the impact of acquisitions, which we anticipate adding approximately $0.25 to full year adjusted earnings. The Company expects full year 2021 free cash flow conversion of approximately 110% on adjusted net income.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its fourth quarter 2020 financial results today, February 2, 2021 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 8159402. The replay will remain available until March 2, 2021 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our ongoing operational transformation and footprint optimization investments continuing to provide tangible benefits to our shareholders and customers in the future, Aclara’s business returning to its prior growth trajectory as headwinds continue to moderate into 2021, bolt-on acquisitions serving as a critical component of our strategy and expanding our capabilities to serve utility customers with best in class reliability, anticipated effects of the COVID-19 pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, end markets, results of operations and financial condition, and all statements, including our projected financial results, set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on the Company’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the COVID-19 pandemic; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the U.S., U.K., and other countries, including the recent and potential changes in U.S. trade policies; changes in product sales prices and material costs; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; regulatory issues, changes in tax laws, or changes in geographic profit mix affecting tax rates and availability of tax incentives; general economic and business conditions as well as inflationary trends; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is an international manufacturer of high quality, reliable electrical products and utility solutions for a broad range of customer and end market applications. With 2020 revenues of $4.2 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

#######

NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 6—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2019. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•A gain recognized in the third quarter of 2019 from the disposition of a business,
•An investment loss recognized in the third quarter of 2019 and reported within Other income (expense), net in the Condensed Consolidated Statement of Income,
•Pension charges including settlement charges in 2020 and a multi-employer pension charge in 2019 to recognize certain additional liabilities associated with the Company's participation and withdrawal from a multi-employer pension plan.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.
Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.

Organic net sales, a non-GAAP measure, represent net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.
There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$1,037.9	$1,103.3	$4,186.0	$4,591.0
Cost of goods sold	752.2	777.3	2,976.7	3,238.3
Gross profit	285.7	326.0	1,209.3	1,352.7
Selling & administrative expenses	165.9	190.1	676.3	756.1
Operating income	119.8	135.9	533.0	596.6
Operating income as a % of Net sales	11.5%	12.3%	12.7%	13.0%
Gain on disposition of business	—	—	—	21.7
Pension gain (charge)	(1.0)	14.4	(7.6)	(8.5)
Interest expense, net	(14.5)	(16.2)	(60.3)	(67.9)
Other income (expense), net	(2.7)	(3.2)	(11.6)	(21.4)
Total other expense, net	(18.2)	(5.0)	(79.5)	(76.1)
Income before income taxes	101.6	130.9	453.5	520.5
Provision for income taxes	19.0	27.8	97.5	113.1
Net income	82.6	103.1	356.0	407.4
Less: Net income attributable to noncontrolling interest	1.7	1.2	4.8	6.5
Net income attributable to Hubbell Incorporated	$80.9	$101.9	$351.2	$400.9
Earnings Per Share:
Basic	$1.49	$1.87	$6.46	$7.35
Diluted	$1.48	$1.85	$6.43	$7.31
Cash dividends per common share	$0.98	$0.91	$3.71	$3.43

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$259.6	$182.0
Short-term investments	9.3	14.2
Accounts receivable (net of allowances of $12.5 and $7.7)	634.7	683.0
Inventories, net	607.3	633.0
Other current assets	76.7	62.0
TOTAL CURRENT ASSETS	1,587.6	1,574.2
Property, plant and equipment, net	519.2	505.2
Investments	71.1	55.7
Goodwill	1,923.3	1,811.8
Other intangible assets, net	810.6	781.5
Other long-term assets	173.3	174.6
TOTAL ASSETS	$5,085.1	$4,903.0
LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$153.1	$65.4
Accounts payable	378.0	347.7
Accrued salaries, wages and employee benefits	91.5	101.5
Accrued insurance	71.6	68.1
Other accrued liabilities	254.0	262.2
TOTAL CURRENT LIABILITIES	948.2	844.9
Long-term debt	1,436.9	1,506.0
Other non-current liabilities	614.6	591.6
TOTAL LIABILITIES	2,999.7	2,942.5
Hubbell Incorporated Shareholders’ Equity	2,070.0	1,947.1
Noncontrolling interest	15.4	13.4
TOTAL EQUITY	2,085.4	1,960.5
TOTAL LIABILITIES AND EQUITY	$5,085.1	$4,903.0

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
Cash Flows From Operating Activities
Net income attributable to Hubbell	$351.2	$400.9
Depreciation and amortization	157.6	151.0
Stock-based compensation expense	23.9	16.4
Gain on disposition of business	—	(21.7)
Pension charge	7.6	8.5
Provision for bad debt expense	6.7	1.7
Deferred income taxes	3.3	6.1
Accounts receivable, net	55.5	44.5
Inventories, net	50.7	12.2
Accounts payable	22.6	(41.2)
Current liabilities	(39.9)	5.0
Contributions to defined benefit pension plans	(23.2)	(10.4)
Other, net	32.0	18.6
Net cash provided by operating activities	648.0	591.6
Cash Flows From Investing Activities
Capital expenditures	(88.4)	(93.9)
Acquisition of businesses, net of cash acquired	(239.6)	(70.8)
Proceeds from disposal of business, net of cash	—	33.4
Net change in investments	(6.2)	(1.6)
Other, net	5.4	4.0
Net cash used in investing activities	(328.8)	(128.9)
Cash Flows From Financing Activities
Long-term debt issuance (repayment), net	(106.3)	(225.0)
Short-term debt borrowings (repayments), net	121.9	(0.1)
Payment of dividends	(201.4)	(186.6)
Repurchase of common shares	(41.3)	(35.0)
Other, net	(17.1)	(24.3)
Net cash (used) provided by financing activities	(244.2)	(471.0)
Effect of foreign exchange rate changes on cash and cash equivalents	2.6	1.3
Increase (decrease) in cash and cash equivalents	77.6	(7.0)
Cash and cash equivalents
Beginning of period	182.0	189.0
End of period	$259.6	$182.0

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Net income attributable to Hubbell (GAAP measure)	$80.9	$101.9	(21)%	$351.2	$400.9	(12)%
Amortization of acquisition-related intangible assets	19.3	18.3		75.9	72.1
Gain on disposition of business	—	—		—	(21.7)
Pension (gain) charge	1.0	(14.4)		7.6	8.5
Loss on investment	—	—		—	5.0
Total pre-tax adjustments to net income	$20.3	$3.9		$83.5	$63.9
Income tax effects	4.8	0.9		20.6	19.1
Adjusted Net Income	$96.4	$104.9	(8)%	$414.1	$445.7	(7)%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$80.9	$101.9		$351.2	$400.9
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.3)	(1.5)
Net income available to common shareholders (GAAP measure) [a]	$80.6	$101.6	(21)%	$349.9	$399.4	(12)%

Adjusted Net Income	$96.4	$104.9		$414.1	$445.7
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.5)	(1.7)
Adjusted net income available to common shareholders [b]	$96.1	$104.6	(8)%	$412.6	$444.0	(7)%

Denominator:
Average number of common shares outstanding [c]	54.2	54.3		54.2	54.4
Potential dilutive shares	0.4	0.4		0.3	0.3
Average number of diluted shares outstanding [d]	54.6	54.7		54.5	54.7

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.49	$1.87		$6.46	$7.35
Diluted [a] / [d]	$1.48	$1.85	(20)%	$6.43	$7.31	(12)%

Adjusted earnings per diluted share [b] / [d]	$1.76	$1.91	(8)%	$7.58	$8.12	(7)%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$1,037.9	$1,103.3	(6)%	$4,186.0	$4,591.0	(9)%

Operating Income
GAAP measure [b]	$119.8	$135.9	(12)%	$533.0	$596.6	(11)%
Amortization of acquisition-related intangible assets	19.3	18.3		75.9	72.1
Adjusted operating income [c]	$139.1	$154.2	(10)%	$608.9	$668.7	(9)%

Operating margin
GAAP measure [b] / [a]	11.5%	12.3%	-80 bps	12.7%	13.0%	-30 bps
Adjusted operating margin [c] / [a]	13.4%	14.0%	-60 bps	14.5%	14.6%	-10 bps

Electrical Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$559.2	$618.0	(10)%	$2,263.6	$2,625.7	(14)%

Operating Income
GAAP measure [b]	$49.2	$73.3	(33)%	$234.8	$320.1	(27)%
Amortization of acquisition-related intangible assets	6.2	6.1		24.2	23.1
Adjusted operating income [c]	$55.4	$79.4	(30)%	$259.0	$343.2	(25)%

Operating margin
GAAP measure [b] / [a]	8.8%	11.9%	-310 bps	10.4%	12.2%	-180 bps
Adjusted operating margin [c] / [a]	9.9%	12.8%	-290 bps	11.4%	13.1%	-170 bps

Utility Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Net Sales [a]	$478.7	$485.3	(1)%	$1,922.4	$1,965.3	(2)%

Operating Income
GAAP measure [b]	$70.6	$62.6	13%	$298.2	$276.5	8%
Amortization of acquisition-related intangible assets	13.1	12.2		51.7	49.0
Adjusted operating income [c]	$83.7	$74.8	12%	$349.9	$325.5	7%

Operating margin
GAAP measure [b] / [a]	14.7%	12.9%	+180 bps	15.5%	14.1%	+140 bps
Adjusted operating margin [c] / [a]	17.5%	15.4%	+210 bps	18.2%	16.6%	+160 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$(65.4)	(5.9)	$(40.8)	(3.6)	$(405.0)	(8.8)	$109.3	2.4
Impact of acquisitions	11.6	1.1	3.1	0.3	44.8	1.0	54.5	1.2
Impact of divestitures	—	—	(11.5)	(1.0)	(20.3)	(0.4)	(17.1)	(0.4)
Foreign currency exchange	(0.3)	—	(1.9)	(0.2)	(11.6)	(0.3)	(17.4)	(0.4)
Organic net sales growth (decline)	$(76.7)	(7.0)	$(30.5)	(2.7)	$(417.9)	(9.1)	$89.3	2.0

Electrical Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$(58.8)	(9.5)	$(48.6)	(7.3)	$(362.1)	(13.8)	$(34.9)	(1.3)
Impact of acquisitions	6.4	1.0	0.8	0.1	18.8	0.7	0.8	—
Impact of divestitures	—	—	(11.5)	(1.7)	(20.3)	(0.8)	(17.1)	(0.6)
Foreign currency exchange	0.9	0.2	(0.8)	(0.1)	(3.3)	(0.1)	(9.8)	(0.4)
Organic net sales growth (decline)	$(66.1)	(10.7)	$(37.1)	(5.6)	$(357.3)	(13.6)	$(8.8)	(0.3)

Utility Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	Inc/(Dec)%	2019	Inc/(Dec)%	2020	Inc/(Dec)%	2019	Inc/(Dec)%
Net sales growth (GAAP measure)	$(6.6)	(1.4)	$7.8	1.6	$(42.9)	(2.2)	$144.2	7.9
Impact of acquisitions	5.2	1.1	2.3	0.4	26.0	1.3	53.7	2.9
Impact of divestitures	—	—	—	—	—	—	—	—
Foreign currency exchange	(1.2)	(0.3)	(1.1)	(0.2)	(8.3)	(0.4)	(7.6)	(0.4)
Organic net sales growth (decline)	$(10.6)	(2.2)	$6.6	1.4	$(60.6)	(3.1)	$98.1	5.4

HUBBELL INCORPORATED
Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended December 31,
	2020	2019	Change
Net income	$82.6	$103.1	(20)%
Provision for income taxes	19.0	27.8
Interest expense, net	14.5	16.2
Other expense, net	2.7	3.2
Depreciation and amortization	40.6	39.9
Pension (gain) charge	1.0	(14.4)
Subtotal	77.8	72.7
Adjusted EBITDA	$160.4	$175.8	(9)%

	Twelve Months Ended December 31,
	2020	2019	Change
Net income	$356.0	$407.4	(13)%
Provision for income taxes	97.5	113.1
Interest expense, net	60.3	67.9
Other expense, net	11.6	21.4
Depreciation and amortization	157.6	151.0
Pension (gain) charge	7.6	8.5
Gain on disposition of business	—	(21.7)
Subtotal	334.6	340.2
Adjusted EBITDA	$690.6	$747.6	(8)%

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$9.1	$11.0	$2.5	$5.4	$11.6	$16.4
Restructuring related costs (benefit)	1.3	1.7	1.1	0.7	2.4	2.4
Restructuring and related costs (non-GAAP measure)	$10.4	$12.7	$3.6	$6.1	$14.0	$18.8

	Twelve Months Ended December 31,
	2020	2019	2020	2019	2020	2019
	Costs of goods sold		S&A expense		Total
Restructuring costs	$19.3	$22.3	$4.8	$9.7	$24.1	$32.0
Restructuring related costs (benefit)	2.9	2.6	3.6	2.4	6.5	5.0
Restructuring and related costs (non-GAAP measure)	$22.2	$24.9	$8.4	$12.1	$30.6	$37.0

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Restructuring and related costs included in Cost of goods sold
Electrical Solutions	$9.0	$5.8	$16.0	$15.1
Utility Solutions	1.4	6.9	6.2	9.8
Total	$10.4	$12.7	$22.2	$24.9
Restructuring and related costs included in Selling & administrative expenses
Electrical Solutions	$2.6	$5.6	$6.0	$9.9
Utility Solutions	1.0	0.5	2.4	2.2
Total	$3.6	$6.1	$8.4	$12.1

Impact on income before income taxes	$14.0	$18.8	$30.6	$37.0
Impact on Net income available to Hubbell common shareholders	10.6	14.3	23.3	28.0
Impact on Diluted earnings per share	$0.19	$0.26	$0.43	$0.51

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2020	December 31, 2019
Total Debt	$1,590.0	$1,571.4
Total Hubbell Shareholders’ Equity	2,070.0	1,947.1
Total Capital	$3,660.0	$3,518.5
Total Debt to Total Capital	43%	45%
Less: Cash and Investments	$340.0	$251.9
Net Debt	$1,250.0	$1,319.5
Net Debt to Total Capital	34%	38%

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$192.4	$206.5	$648.0	$591.6
Less: Capital expenditures	(36.7)	(21.3)	(88.4)	(93.9)
Free cash flow	$155.7	$185.2	$559.6	$497.7

HUBBELL INCORPORATED
Recast Segment Information
(unaudited)
(in millions)

As previously noted, beginning in the first quarter of 2021, the Company will report results of its Gas Connectors and Accessories business as part of the Utility Solutions segment. This realignment has no impact on the Company’s historical consolidated financial position, results of operations or cash flows. To provide historical information on a basis consistent with its new reporting structure, the Company has recast certain historical segment information to conform to the new reporting structure. The recast financial information included below does not represent a restatement of previously issued financial statements.

Electrical Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020	December 31, 2019
Net Sales [a]	$563.7	$469.4	$551.0	$522.4	$2,106.5	$2,421.3

Operating Income
GAAP measure [b]	$52.5	$52.8	$66.0	$44.1	$215.4	$291.2
Amortization of acquisition-related intangible assets	4.8	4.2	4.2	4.6	17.8	16.9
Adjusted operating income [c]	$57.3	$57.0	$70.2	$48.7	$233.2	$308.1

Operating margin
GAAP measure [b] / [a]	9.3%	11.2%	12.0%	8.4%	10.2%	12.0%
Adjusted operating margin [c] / [a]	10.2%	12.1%	12.7%	9.3%	11.1%	12.7%

Utility Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020	December 31, 2019
Net Sales [a]	$526.6	$479.8	$557.6	$515.5	$2,079.5	$2,169.7

Operating Income
GAAP measure [b]	$66.3	$78.7	$96.9	$75.7	$317.6	$305.4
Amortization of acquisition-related intangible assets	14.7	14.4	14.3	14.7	58.1	55.2
Adjusted operating income [c]	$81.0	$93.1	$111.2	$90.4	$375.7	$360.6

Operating margin
GAAP measure [b] / [a]	12.6%	16.4%	17.4%	14.7%	15.3%	14.1%
Adjusted operating margin [c] / [a]	15.4%	19.4%	19.9%	17.5%	18.1%	16.6%